Exhibit 23.1

When the Contribution referred to in Note 1 of the Notes to the Combined Financial Statements has been consummated, we will be in a position to render our report on the combined financial statements of SPS Spinco, Inc.

Independent Auditors’ Consent

The Board of Directors

SPS Spinco, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Phoenix, Arizona

December 17, 2003